UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   October 17, 2003

SmarTire Systems Inc.
(Exact name of registrant as specified in its charter)

Yukon Territory
(State or other jurisdiction of incorporation)

0-29248
(Commission File Number)

not applicable
(IRS Employer Identification No.)

150-13151 Vanier Place, Richmond, British Columbia, V6V 2J1
(Address of principal executive offices and Zip Code)

(604) 276-9884
(Registrant's telephone number, including area code)

not applicable
(Former name or former address, if changed since last report.)

Item 5. Other Events.

The Registrant has signed a contract manufacturing services agreement with Hyundai Autonet Company (HACO) dated October 17, 2003, as announced in the Registrant's news release of October 20, 2003, and as previously reported under item 9 of the Registrant's current report on Form 8-K filed on October 22, 2003 (SEC File No. 000-24209).

Item 7. Financial Statements and Exhibits.

Exhibits

10.1 Contract Manufacturing Services Agreement between the Registrant and HACO dated October 17, 2003. (Portions of this document have been omitted and filed separately with the Securities and Exchange Commission pursuant to a Request for Confidential Treatment filed under 17 C.F.R. subsection 200.80(b)(4) and 240.24b-2.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTIRE SYSTEMS INC.

/s/ Jeff Finklestein
By: Jeff Finkelstein
Chief Financial Officer

Date: October 24, 2003